As filed with the Securities and Exchange Commission on August 11, 2000
                                                       Registration No. 333_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            COMVERSE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

            NEW YORK                                   13-3238402
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7200

               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)
              1992 STOCK PLAN OF LORONIX INFORMATION SYSTEMS, INC.
         1995 DIRECTOR OPTION PLAN OF LORONIX INFORMATION SYSTEMS, INC.
    1999 NONSTATUTORY STOCK OPTION PLAN OF LORONIX INFORMATION SYSTEMS, INC.
                              (Full Title of Plan)

                                 KOBI ALEXANDER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:

  STEPHEN M. BESEN, ESQ.                                 WILLIAM F. SORIN
WEIL, GOTSHAL & MANGES LLP                                  SECRETARY
     767 FIFTH AVENUE                               COMVERSE TECHNOLOGY, INC.
 NEW YORK, NEW YORK 10153                            170 CROSSWAYS PARK DRIVE
      (212) 310-8000                                 WOODBURY, NEW YORK 11797
                                                          (516) 677-7200

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                     Registered(1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share     312,992 shares (3)           $75.32               $3,740,850              $987.58
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share      18,289 shares (4)           $27.60                $267,344                $70.58
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share      38,816 shares (5)           $101.14              $1,884,970              $497.63
-----------------------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                                                          $1,555.79
-----------------------------------------------------------------------------------------------------------------------------------

NY2:\951358\03\K#2M03!.DOC\37994.0017

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum aggregate offering price of the Common Stock was calculated on the basis of the price at which each outstanding option to purchase shares of the Registrant's Common Stock may be exercised under each Plan.
(3)      Issuable pursuant to the 1992 Stock Plan of Loronix Information
         Systems, Inc.
(4) Issuable pursuant to the 1995 Director Option Plan of Loronix Information Systems, Inc.
(5) Issuable pursuant to the 1999 Nonstatutory Stock Option Plan of Loronix Information Systems, Inc.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION

                  The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the 1992 Stock Option Plan, the 1995 Director Option Plan and the 1999 Nonstatutory Stock Option Plan and the administrators of such option plans are available without charge by contacting:

                            Comverse Technology, Inc.
                            170 Crossways Park Drive
                            Woodbury, New York 11797
                                 (516) 677-7200

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Comverse Technology, Inc. (the "Company") (File No. 0-15502) are incorporated herein by reference and made a part hereof:

                  o Annual Report on Form 10-K for the year ended January 31, 2000;

                  o Amended Annual Report on Form 10-K/A for the year ended January 31, 2000;

                  o Quarterly Report on Form 10-Q for the quarter ended April 30, 2000;

                  o Current Report on Form 8-K filed with Commission on July 5, 2000;

                  o Current Report on Form 8-K filed with the Commission on July 28, 2000; and

                  o Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on March 17, 1987, as amended.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

                  Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

                  The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         The Registrant has included in its Certificate of Incorporation, a provision that no director of the Registrant shall be personally liable to the Registrant or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

                  The By-Laws of the Registrant further provide that the Registrant shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the BCL and when authorized by resolution of the shareholders or directors of the Registrant or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him established that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Registrant has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its By-Laws. The Registrant maintains insurance policies insuring each of its directors and officers against certain civil liabilities, including liabilities under the Securities Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.      Description of Exhibit

4.1 Excerpts from certificate of incorporation, as amended. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994).

4.2 Excerpts from by-laws, as amended. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31,
         1992).

4.3 Specimen stock certificate. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992).

*4.4     1992 Stock Option Plan of Loronix Information Systems, Inc.

*4.5     1995 Director Option Plan of Loronix Information Systems, Inc.

*4.6     1999 Nonstatutory Stock Option Plan of Loronix Information Systems,
         Inc.

*5.1     Opinion of William F. Sorin, Esq.

*23.1    Consent of William F. Sorin, Esq. (included in Exhibit 5.1 hereto).

*23.2    Consent of Deloitte & Touche LLP

*24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.

ITEM 9.  UNDERTAKINGS.

                   (a)     The undersigned registrant hereby undertakes:

                   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
                   Section 10(a)(3) of the Securities Act;

                                    (ii) to reflect in the prospectus any facts
                   or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) to include any material information
                   with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                   (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, as of August 11, 2000.

                                            COMVERSE TECHNOLOGY, INC.


                                            By:  /s/ David Kreinberg
                                               -----------------------------
                                                     David Kreinberg
                                                     Chief Financial Officer

                                POWER OF ATTORNEY

                  We, the undersigned directors and officers of Comverse Technology, Inc. (the "Company") and each of us, do hereby constitute and appoint William F. Sorin and David Kreinberg, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) to this Registration Statement, in connection with the public offering of the common stock of the Company, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                                  CAPACITY                            DATE
     ---------                                  --------                            ----

  /s/ Kobi Alexander               Chairman, President and Chief Executive       August 11, 2000
----------------------             Officer and Director (Principal Executive
  Kobi Alexander                   Officer)

  /s/ David Kreinberg              Chief Financial Officer                       August 11, 2000
----------------------             (Principal Financial and Accounting Officer)
  David Kreinberg

  /s/ Zvi Alexander                Director                                      August 11, 2000
----------------------
  Zvi Alexander

  /s/ Itsik Danziger               Director                                      August 11, 2000
----------------------
  Itsik Danziger

  /s/ Francis E. Girard            Director                                      August 11, 2000
----------------------
  Francis E. Girard

  /s/ Sam Oolie                    Director                                      August 11, 2000
----------------------
  Sam Oolie

  /s/ William F. Sorin             Secretary and Director                        August 11, 2000
----------------------
  William F. Sorin

  /s/ Shaula A. Yemini             Director                                      August 11, 2000
----------------------
  Shaula A. Yemini


Exhibits
--------

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Excerpts from certificate of incorporation, as amended. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994).

4.2 Excerpts from by-laws, as amended. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31,
         1992).

4.3 Specimen stock certificate. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992).

*4.4     1992 Stock Option Plan of Loronix Information Systems, Inc.

*4.5     1995 Director Option Plan of Loronix Information Systems, Inc.

*4.6     1999 Nonstatutory Stock Option Plan of Loronix Information Systems,
         Inc.

*5.1     Opinion of William F. Sorin, Esq.

*23.1    Consent of William F. Sorin, Esq. (included in Exhibit 5.1 hereto).

*23.2    Consent of Deloitte & Touche LLP

*24.1 Powers of Attorney (included in the signature pages of this Registration Statement).


--------------------------------

  *  Filed herewith.